      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2001
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                   ADVANCEPCS
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                      75-2493381
 (State or Other Jurisdiction of                (I.R.S. Employer Identification
 Incorporation or Organization)                             Number)

                    5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                               IRVING, TEXAS 75039
                                 (469) 420-6000
                          (Address, including Zip Code,
                         and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                                DAVID D. HALBERT
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                    5215 NORTH O'CONNOR BOULEVARD, SUITE 1600
                               IRVING, TEXAS 75039
                                 (469) 420-6000
            (Name, Address, including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 With copies to:
                          J. KENNETH MENGES, JR., P.C.
                                  ALAN M. UTAY
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1700 PACIFIC AVENUE, SUITE 4100
                               DALLAS, TEXAS 75201
                                 (214) 969-2800

                                   ----------

        Approximate date of commencement of proposed sale to the public:
              AS SOON AS PRACTICABLE ON OR AFTER THE EFFECTIVE DATE
                         OF THIS REGISTRATION STATEMENT.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                  PROPOSED             PROPOSED
           TITLE OF CLASS OF                AMOUNT TO BE      MAXIMUM OFFERING     MAXIMUM AGGREGATE       AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED       PRICE PER SHARE       OFFERING PRICE      REGISTRATION FEE
----------------------------------------- ----------------- --------------------- -------------------- -------------------
Class A Common Stock, par value $0.01        7,300,000             $66.43            $484,939,000           $121,235
==========================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of our Class A common stock reported by the Nasdaq National Market on May 24, 2001.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.





                              Subject to Completion
                    Preliminary Prospectus dated May 29, 2001

PROSPECTUS


                                7,300,000 SHARES

                                   ADVANCEPCS
                              CLASS A COMMON STOCK

                                   ----------

         AdvancePCS may offer and sell from time to time up to 5,700,000 shares of Class A common stock and the selling stockholders identified in this prospectus may offer and sell from time to time up to 1,600,000 shares of Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholders.

         Our Class A common stock is quoted on the Nasdaq National Market under the symbol "ADVP". On May 25, 2001, the last sale price of our shares as reported on the Nasdaq National Market was $62.88 per share.

         INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------


                   The date of this prospectus is ,     2001.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
About This Prospectus ......................................................   1
AdvancePCS .................................................................   1
Special Note Regarding Forward-Looking Statements ..........................   2
Use Of Proceeds ............................................................   2
Selling Stockholders .......................................................   3
Plan Of Distribution .......................................................   5
Legal Matters ..............................................................   6
Experts ....................................................................   6
Where You Can Find More Information ........................................   6

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may offer and sell from time to time, in one or more offerings, up to 5,700,000 shares of our Class A common stock and the selling stockholders may offer and sell from time to time, in one or more offerings, up to 1,600,000 shares of our Class A common stock. Each time we, or any selling stockholder, sell securities, we, or any selling stockholder, may provide a prospectus supplement containing specific information about the terms of that offering. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                                   ADVANCEPCS

     We are a leading provider of health improvement services in the United States. As the largest pharmacy benefit management company, or PBM, based on number of lives covered, we currently serve more than 75 million health plan members and manage more than $21 billion in annual prescription drug spending on behalf of our health plan sponsors. In addition, we offer a wide range of other health improvement products and services, such as prescription discount cards for the uninsured, web-based programs, disease management, clinical trials and outcomes studies. Our mission is to improve the quality of care delivered to health plan members while helping health plan sponsors reduce overall costs.

     We generate revenues by providing our health improvement services to two primary customer groups: health plan sponsors and pharmaceutical manufacturers. We serve a broad range of health plan sponsors, including BlueCross BlueShield plans and other managed care organizations, employer groups, third-party administrators of health plans, insurance companies, government agencies and labor union-based trusts. We work closely with pharmaceutical manufacturers to negotiate lower drug costs for our health plan sponsors. We also provide pharmaceutical manufacturers clinical trial, research and information management services.

     In October 2000, we became the largest PBM through the acquisition of PCS Holding Corporation, or PCS. As the industry leader based on number of lives covered, we intend to position ourselves as the first choice of health plan sponsors who need a PBM with scale and scope to help effectively manage their growing prescription drug costs. We anticipate being able to generate synergies as a result of the PCS acquisition by:

     o consolidating and renegotiating existing contracts with pharmaceutical manufacturers;

     o    re-contracting with our retail pharmacy network;

     o rationalizing and gaining scale economies in our mail service operations;

     o    generating corporate overhead and information technology efficiencies;
          and

     o pursuing cross-selling opportunities with pharmaceutical manufacturers and health plan sponsors.

     In addition, in July 2000 we acquired First Florida International Holdings, Inc. and its affiliated companies, collectively known as FFI, which provides discount prescription programs, or consumer cards, to the uninsured and under-insured. We believe our acquisitions of PCS and FFI significantly enhance our competitive position in the industry and provide substantial opportunities to generate operational efficiencies and continued growth.

     We are incorporated under the laws of the State of Delaware. Our principal executive office is located at 5215 North O'Connor Boulevard, Suite 1600, Irving, Texas 75039. Our telephone number is (469) 420-6000 and our web site can be found at http://www.AdvancePCSrx.com.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "thinks," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption "Risk Factors," as well as the following:

     o    general economic and business conditions;

     o    demographic changes;

     o new or existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

     o legislative proposals that impact our industry or the way we do business;

     o    changes in Medicare and Medicaid payment levels;

     o    liability and other claims asserted against us;

     o    integration of PCS and realization of synergies;

     o    competition; and

     o    our ability to attract and retain qualified personnel.

     Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

                                 USE OF PROCEEDS

     We intend to use the net proceeds from our sale of the shares of Class A common stock pursuant to this shelf registration to repay indebtedness and for general corporate purposes. We will not receive any proceeds from the sale of shares of Class A common stock offered by the selling stockholders.

     Our $825 million senior secured credit facility includes a $175 million revolving credit facility, $100 million interim revolving credit facility and two term notes totaling $550 million. Our revolving credit facilities bear interest at LIBOR plus 2.75% and are due on September 3, 2005. Our $150 million Term A note accrues interest at LIBOR plus 2.75% with escalating quarterly principal payments, and is due on September 30, 2005. Our $400 million Term B note accrues interest at LIBOR plus 3.5%, with quarterly principal payments of $1 million until December 31, 2006 and payments of $94.5 million thereafter on each of December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each selling stockholder, the number of shares and percentage of our Class A common stock beneficially owned by each selling stockholder immediately prior to the registration, the number of shares registered and the number of shares and percentage of our Class A common stock to be beneficially owned by each selling stockholder assuming all shares covered by this registration statement are sold in an offering. However, because a selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that a selling stockholder may retain after completion of an offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by a selling stockholder and that no additional shares of our Class A common stock are bought or sold by a selling stockholder. Pursuant to the rules of the Securities and Exchange Commission, in calculating percentage ownership, shares issuable upon exercise of options or warrants or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.



                                                     BENEFICIAL OWNERSHIP         SHARES        BENEFICIAL OWNERSHIP AFTER
                                                         PRIOR TO THE           COVERED BY       THE SHARES ARE SOLD IN AN
                                                         REGISTRATION              THIS                   OFFERING
                                                   ------------------------    REGISTRATION    ----------------------------
                       NAME                          NUMBER      PERCENT(1)      STATEMENT       NUMBER          PERCENT(2)
                       ----                        ----------    ----------    ------------    ----------        ----------
Joseph Littlejohn & Levy Fund III, L.P.(3).......   7,450,000(4)      18.6%       1,000,000     6,450,000(5)          13.9%
David D. Halbert(6)..............................   1,646,351(7)       4.9%         300,000     1,346,351              3.3%
Jon S. Halbert(8)................................     990,614(9)       3.0%         300,000       690,614              1.7%

----------

(1) We have calculated the percentage of issued and outstanding shares of common stock held by each individual and group based on 32,496,858 shares of Class A common stock issued and outstanding as of May 22, 2001.

(2) We have calculated the percentage of issued and outstanding shares of common stock held by each individual and group based on 32,496,858 shares of Class A common stock issued and outstanding as of May 22, 2001 and assuming all shares of Class A common stock set forth in this registration statement have been sold.

(3) JLL has certain rights and influence over our business in connection with its ownership of our Series A-1 preferred stock and Class B-1 common stock, including the right to designate two directors to serve on our board of directors.

(4) Consists of 4,179,250 shares of Class A common stock issuable upon conversion of 4,179,250 shares of Class B-1 common stock and 3,270,750 shares of Class A common stock issuable upon conversion of 3,270,750 shares of Class B-1 common stock issuable upon conversion of 65,415 shares of Series A-1 preferred stock.

(5) Consists of 3,179,250 shares of Class A common stock issuable upon conversion of 3,179,250 shares of Class B-1 common stock and 3,270,750 shares of Class A common stock issuable upon conversion of 3,270,750 shares of Class B-1 common stock issuable upon conversion of 65,415 shares of Series A-1 preferred stock.

(6) Mr. D. Halbert is the Chairman of the Board and Chief Executive Officer of AdvancePCS.

(7) Includes 821,500 shares issuable pursuant to options exercisable within 60 days of May 22, 2001 and 39,184 shares held by Halbert & Associates, Inc. David D. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 63,792 shares held for the benefit of Mr. D. Halbert's minor children, as to which Mr. D. Halbert disclaims beneficial ownership.

(8) Mr. J. Halbert is the Vice Chairman, E-Business and Technology and Director of AdvancePCS.

(9) Includes 607,000 shares issuable pursuant to options exercisable within 60 days of May 22, 2001 and 39,184 shares held by Halbert & Associates, Inc. Jon S. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 60,726 shares held for the benefit of Mr. J. Halbert's minor children, as to which Mr. J. Halbert disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

     AdvancePCS and the selling stockholders, including their donees, pledgees, transferees or other successors in interest, may effect sales of the Class A common stock directly or indirectly, by or through underwriters, agents or broker-dealers, and the Class A common stock may be sold by one or a combination of several of the following methods:

     o    ordinary brokerage transactions;

     o an underwritten public offering in which one or more underwriters participate;

     o put or call options transactions or hedging transactions relating to the Class A common stock;

     o    short sales;

     o purchases by a broker-dealer as principal and resale by that broker-dealer for its own account;

     o    "block" sale transactions; and

     o    privately negotiated transactions.

     The Class A common stock will be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the Class A common stock or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by us or any selling stockholder and purchasers of the Class A common stock may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from us, the selling stockholders and the purchasers of the Class A common stock in amounts that will be negotiated prior to the time of the sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business. We do not have any definitive selling arrangement at the date of this prospectus between us and any underwriter, broker-dealer or agent, and we have not been advised that any selling stockholder has any definitive selling arrangement with any underwriters, broker-dealer or agent.

     Selling stockholders also may resell all or a portion of the Class A common stock in open market transactions in reliance upon Rule 144 of the Securities Act, provided that they meet the criteria and conform to the requirements of such rule.

     When Class A common stock is to be sold to underwriters, unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase the Class A common stock will be subject to conditions precedent. The Class A common stock will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions. The sales can occur either at fixed public offering prices or at varying prices determined at the time of sale. The public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time. Those underwriters may be entitled, under agreements with us, to indemnification from us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments that may be required to be made in respect of those civil liabilities.

     Any broker or dealer participating in any distribution of Class A common stock in connection with the offering made by this prospectus may be considered to be an "underwriter" within the meaning of the Securities Act of 1933 and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the Class A common stock from or through that broker or dealer.

                                  LEGAL MATTERS

     Akin, Gump, Strauss, Hauer & Feld, L.L.P. is passing on the validity of the securities to be offered by this prospectus.

                                     EXPERTS

     The audited consolidated financial statements and schedules of AdvancePCS and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The audited combined financial statements and schedules of First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc. and Mature Rx Plus of Nevada, Inc., collectively known as FFI Health Services, incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of PCS Holding Corporation and subsidiaries included in our Form 8-K/A dated October 26, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Government filings. We file proxy statements and annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov or our web site at http://www.AdvancePCSrx.com.

     Stock market. Our Class A common stock is quoted on the Nasdaq National Market under the symbol "ADVP." Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Information incorporated by reference. We filed a registration statement on Form S-3 to register with the Securities and Exchange Commission the securities to be offered hereby. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information you can find in a registration statement or the exhibits to the registration statement. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

     We are incorporating by reference the documents listed below, all filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date we file with the Securities and Exchange Commission the Registration Statement on Form S-3 of which this prospectus is a part, which such date was May 29, 2001, and before the date such registration statement is declared effective by the Securities and Exchange Commission, and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date and time the Securities and Exchange Commission declares such registration statement effective until this offering has been completed:

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 29, 2001;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 28, 2001;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 23, 2001;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 16, 2001;

     o our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 as filed with the Securities and Exchange Commission on February 14, 2001;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 14, 2000 and as amended February 16, 2001;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000;

     o our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 as filed with the Securities and Exchange Commission on November 14, 2000;

     o our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on November 6, 2000;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 16, 2000 and as amended on October 26, 2000 and December 15, 2000;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 19, 2000 and as amended on September 18, 2000 and October 26, 2000;

     o our Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 31, 2000;

     o our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 as filed with the Securities and Exchange Commission on August 14, 2000;

     o our Annual Report on Form 10-K for the fiscal year ended March 31, 2000 as filed with the Securities and Exchange Commission on June 29, 2000 and as amended on July 28, 2000; and

     o the description of our Class A common stock, which is contained in our Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000.

     You may request free copies of these filings by writing or telephoning us at the following address:

                                    AdvancePCS
                                    Attn.:  Legal Department
                                    5215 North O'Connor Boulevard
                                    Suite 1600
                                    Irving, Texas  75039
                                    (469) 420-6000

You should rely on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you different information. We are not, and the selling stockholders are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the documents.

================================================================================




                                7,300,000 SHARES



                                   ADVANCEPCS



                              CLASS A COMMON STOCK




                                   ----------
                                   PROSPECTUS
                                   ----------







                                     , 2001




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expected expenses, payable by AdvancePCS in connection with the issuance and distribution of the securities being registered hereby. All items other than the filing fee are estimates.

Securities and Exchange Commission Filing Fee .................         $121,235
Legal Fees and Expenses .......................................           20,000
Accounting Fees and Expenses ..................................           50,000
Printing and Engraving Expenses ...............................            5,000
Miscellaneous Expenses ........................................            3,765
                                                                        --------
    Total .....................................................         $200,000
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     AdvancePCS, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law, or DGCL, subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the DGCL provides in part that a corporation shall have the power to indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such Person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such Persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such Person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such Person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Section 145 further provides that any indemnification, unless ordered by a court, shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such Person is proper because he has met the applicable standard of conduct. Such determination shall be made, with respect to a Person who is a director or officer at the time of such determination, by: (i) the stockholders; (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding even if less than a quorum; (iii) a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or (iv) an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

     Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a Person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article IX of the Second Amended and Restated Certificate of Incorporation of AdvancePCS, or certificate, eliminates the personal liability of AdvancePCS's directors to the fullest extent permitted by the DGCL, as amended. The DGCL permits a company's certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     Article X of the certificate provides that AdvancePCS shall indemnify any and all Persons whom it has the power to indemnify under Section 145 of the DGCL to the fullest extent permitted under such section, and such indemnity shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     The right to indemnification under Article X of the certificate is a contract right which includes, with respect to directors and officers, the right to be paid by AdvancePCS the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to AdvancePCS of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article X or otherwise.

     Article VIII of the Second Amended and Restated Bylaws of AdvancePCS, or bylaws, provides that AdvancePCS shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of AdvancePCS) by reason of the fact that he is or was a director, officer, employee or agent of AdvancePCS, or is or was serving at the request of AdvancePCS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of AdvancePCS, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by the DGCL.

     Article VIII of the bylaws further provides AdvancePCS with authority to purchase and maintain insurance with respect to indemnification on behalf of any Person who is or was a director, officer, employee or agent of AdvancePCS or is or was serving at the request of AdvancePCS as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. AdvancePCS maintains directors' and officers' liability insurance.


ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement.

           Exhibit No.                       Exhibit
           -----------                       -------

               1**            Proposed Form of Underwriting Agreement.

               4.1 Form of Class A Stock Certificate of Common Stock of AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS's Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000).

               4.2 Second Amended and Restated Certificate of Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000).

           Exhibit No.                       Exhibit
           -----------                       -------

               4.3 Stockholders' Agreement dated as of October 2, 2000 by and among AdvancePCS, Rite Aid Corporation, JLL and various other investors named therein (filed as Exhibit 10.1 to our form 8-K filed with the Securities and Exchange Commission on October 16, 2000 and incorporated herein by reference).

               4.4 Amendment No. 1 to Stockholders' Agreement dated as of October 20, 2000 by and among AdvancePCS, Rite Aid Corporation, JLL and various other investors named therein (filed as Exhibit 10.3 to our form 10-Q filed with the Securities and Exchange Commission on February 14, 2001 and incorporated herein by reference).

               5*             Opinion of Akin, Gump, Strauss, Hauer & Feld,
                              L.L.P.

               23.1* Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5).

               23.2*          Consent of Arthur Andersen LLP.

               23.3* Consent of Ernst & Young LLP, independent auditors.

               24* Power of Attorney (included on the signature pages of this Registration Statement).

----------
*Filed herewith.
**To be filed by a report on Form 8-K pursuant to item 601 of Regulation S-K.


ITEM 17. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of it's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 29, 2001.

                     ADVANCEPCS


                     By:      /s/ David D. Halbert
                        -------------------------------------------------------
                     Name:    David D. Halbert
                     Title:   Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in Person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 29, 2001.

                 SIGNATURE                                               TITLE
                 ---------                                               -----
   /s/ David D. Halbert                                Chairman of the Board and Chief Executive Officer
-----------------------------------------------        (Principal Executive Officer)
               David D. Halbert


   /s/ Jon S. Halbert                                  Vice Chairman, e-Business and Technology and Director
-----------------------------------------------
               Jon S. Halbert


   /s/ T. Danny Phillips                               Chief Financial Officer and Executive Vice President
-----------------------------------------------        (Principal Financial and Accounting Officer)
               T. Danny Phillips


   /s/ David A. George                                 President and Director
-----------------------------------------------
                David A. George


   /s/ Ramsey A. Frank                                 Director
-----------------------------------------------
                Ramsey A. Frank

                 SIGNATURE                                               TITLE
                 ---------                                               -----

   /s/ Stephen L. Green                                Director
-----------------------------------------------
               Stephen L. Green


   /s/ David R. Jessick                                Director
-----------------------------------------------
               David R. Jessick


   /s/ Paul S. Levy..                                  Director
-----------------------------------------------
                 Paul S. Levy


   /s/ Robert G. Miller                                Director
-----------------------------------------------
               Robert G. Miller


   /s/ Jean-Pierre Millon                              Director
-----------------------------------------------
              Jean-Pierre Millon


   /s/ Michael D. Ware                                 Director
-----------------------------------------------
                      Michael D. Ware


                                INDEX TO EXHIBITS


   Exhibit No.             Exhibit
   -----------             -------
       1**                 Proposed Form of Underwriting Agreement.

       4.1                 Form of Class A Stock Certificate of Common Stock of
                           AdvancePCS (incorporated by reference to Exhibit 4.1 of AdvancePCS's Registration Statement on Form 8-A/A as filed with the Securities and Exchange Commission on December 14, 2000).

       4.2                 Second Amended and Restated Certificate of
                           Incorporation of AdvancePCS (incorporated by reference to Exhibit 99.1 of AdvancePCS's Current
                           Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2000).

       4.3 Stockholders' Agreement dated as of October 2, 2000 by and among AdvancePCS, Rite Aid Corporation, JLL and various other investors named therein (filed as Exhibit 10.1 to our form 8-K filed with the Securities and Exchange Commission on October 16,
                           2000 and incorporated herein by reference).

       4.4 Amendment No. 1 to Stockholders' Agreement dated as of October 20, 2000 by and among AdvancePCS, Rite Aid
                           Corporation, JLL and various other investors named therein (filed as Exhibit 10.3 to our form 10-Q filed with the Securities and Exchange Commission on February 14, 2001 and incorporated herein by reference).

       5*                  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

       23.1*               Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           (included in Exhibit 5).

       23.2*               Consent of Arthur Andersen LLP.

       23.3*               Consent of Ernst & Young LLP, independent auditors.

       24* Power of Attorney (included on the signature pages of this Registration Statement).

----------
*Filed herewith.
**To be filed by a report on Form 8-K pursuant to item 601 of Regulation S-K.